SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2006

NORTH STATE BANCORP

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-49898	65-1177289
(Commission file Number)	(IRS Employer ID Number)

6200 Falls of the Neuse Road, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 855-9925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 6, 2006, North State Bancorp issued a press release announcing its earnings for the year and fourth quarter ended December 31, 2005. The press release stated that diluted earnings per share were $0.21 and $0.78 for the quarter and year ended December 31, 2005, respectively. However, an incorrect tax rate was used in calculating the diluted earnings per share amounts. Actual diluted earnings per share were $0.22 and $0.79 for the quarter and year ended December 31, 2005, respectively. On January 13, 2006, North State Bancorp issued a press release announcing its yearly and fourth quarter 2005 earnings with the correct diluted earnings per share amounts.

Item 7.01. Regulation FD Disclosure.

On January 13, 2006, North State Bancorp issued a corrected press release announcing its operating and financial results for the year and quarter ended December 31, 2006. A copy of the press release, as amended to include the correct diluted earnings per share amounts, is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release of North State Bancorp dated January 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH STATE BANCORP

Date: January 13, 2006	/s/ Larry D. Barbour
Larry D. Barbour
President and Chief Executive Officer

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